Exhibit 99.2

YUM CHINA COMPLETES SEPARATION FROM YUM! BRANDS,

LISTS ON THE NEW YORK STOCK EXCHANGE

Yum China to ring NYSE opening bell remotely from Shanghai

Shanghai, China — November 1, 2016 — Yum China Holdings, Inc. (“Yum China”) today announced that it has completed its separation from Yum! Brands, Inc. (NYSE: YUM). Yum China will begin trading “regular way” as an independent company today on the New York Stock Exchange (NYSE) under the ticker symbol “YUMC.”

“After 30 years in China, we are incredibly excited to begin a new chapter as an independent company focused on growth in China,” said Yum China CEO Micky Pant.

In ceremonies taking place today in New York and Shanghai, Yum! Brands CEO Greg Creed and Yum China CEO Micky Pant will simultaneously ring the NYSE opening bell to begin the day’s trading and commemorate the occasion.

In Shanghai, four Yum China restaurant general managers will join Micky Pant to ring the NYSE opening bell, celebrating the birth of the largest publicly-traded restaurant operator in China. It is the first time that the NYSE opening bell will be rung remotely in China to celebrate a company listing on the market.  Tom Farley, President of the NYSE, three Yum China Board members and the Yum China Leadership Team will also attend the event.

Mr. Pant continued, “China presents an outstanding opportunity for high-quality restaurant concepts with unprecedented urbanization, a rapidly growing middle class, and ongoing investment in world class infrastructure. With exclusive rights in mainland China to the iconic global brands — KFC, Pizza Hut and Taco Bell, ownership of two unique local brands, and a presence in more than 1,100 cities, we are well positioned to take advantage of this opportunity. As an independent company, we will maintain our focus on China by increasing our investment in new stores, innovative menu offerings, digital engagement and delivery to further grow our brands across the country. This will enable us to provide delicious food to more customers, deliver even greater opportunities for our employees and partners, and generate long-term value for our shareholders.”

The NYSE Opening Bell ceremony will begin at 9:26a.m. Eastern Time, and a live feed of the event can be found at www.livestream.com/NYSE. Photos and video of the NYSE Bell Ringing Ceremony will also be available, courtesy of the NYSE, on Facebook (NYSE) and Twitter (@NYSE and @NYSECam).

Additional Information

For further information about the independent company please visit www.yumchina.com or ir.yumchina.com.

About Yum China Holdings

Yum China Holdings, Inc., with executive offices in Shanghai, China, is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China’s leading quick-service restaurant concept, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, which is expanding globally and opening in China in 2016. Yum China also owns the Little Sheep and East Dawning concepts outright. Yum China is well positioned for growth thanks to its strong competitive position, integration of its brands into Chinese popular culture and consumers’ daily lives, expanding geographic footprint in China and existing operational expertise. It has a strong capital position, no external debt and expects to continue growing its system sales and profit by adding new restaurants and through growing same-store sales. Yum China has more than 7,300 restaurants and more than 400,000 employees in over 1,100 cities, and generated over $8 billion in system sales in 2015. A new generation of younger consumers who are digitally sophisticated and brand driven are fueling growth in consumption in China. The ongoing growth of the middle class and urban population in China is expected to create the world’s largest market for restaurant brands, with Yum China poised to be the market leader.

Forward-Looking Statements

Certain statements in this communication contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future business plans and earnings and performance of Yum China, anticipated effects of population and macroeconomic trends, and statements regarding the capital structure of Yum China. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included on our website are only made as of the date indicated on the relevant materials, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. Numerous factors could cause our actual results to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in the Information Statement included in our Registration Statement on Form 10) for additional detail about factors that could affect our financial and other results.

Media Contacts

Yum China Holdings, Inc.

Forest Liu, +86 21 2407 7505

Director, Financial Media

or

Brunswick Group

Naomi Tudhope, +86 21 6039 6388